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                                                           Exhibit 99.(h)(10)(d)

                               FIFTH AMENDMENT TO
                   SECURITIES LENDING AUTHORIZATION AGREEMENT


                  FIFTH AMENDMENT dated as of April 21, 1999 between STATE STREET BANK AND TRUST COMPANY ("State Street") and SANFORD C. BERNSTEIN FUND, INC., on behalf of the International Value Portfolio (in such capacity, the "Client").

                  WHEREAS, State Street and the Client are party to a Securities Lending Authorization Agreement dated as of the 17th day of July, 1996 (as amended from time to time, the "Agreement");

                  WHEREAS, Section 20 of the Agreement allows the Agreement to be modified at any time by a writing signed by the party against whom enforcement is sought;

                  WHEREAS, effective May 3, 1999 the name of the International Value Portfolio of the Sanford C. Bernstein Fund, Inc. shall be changed to the Tax-Managed International Value Portfolio;

                  WHEREAS, State Street and Client wish to amend Schedule 7.3-A to the Agreement, which lists the Approved Repo Counterparties and identifies which Approved Repo Counterparties are the Restricted Repo Counterparties;

                  NOW THEREFORE, the parties hereto hereby agree as follows:

                  1.  Portfolio Change of Name.  Effective May 3, 1999:

                  (a) The definition of "Client" in the first paragraph of the Agreement and in all Exhibits and Schedules thereto shall be amended in its entirety to read "Sanford C. Bernstein Fund, Inc., on behalf of the Tax-Managed International Value Portfolio".

                  (b) The definition of "Portfolio" contained in paragraph (k) of Section 13 of the Agreement shall be amended in its entirety to read as follows:

                           "'Portfolio' means the Tax-Managed International
                  Value Portfolio of the Sanford C. Bernstein Fund, Inc."

                  2. Change of Approved Repo Counterparties. Schedule 7.3-A to the Agreement shall be amended in its entirety to read as set forth on Exhibit A hereto.

                  3. Notices. The contacts for Client in Paragraph 15 of the Agreement shall be amended in their entirety to read as follows:

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                  If to Client:   Sanford C. Bernstein Fund Inc.
                                  c/o Sanford C. Bernstein & Co., Inc.
                                  1 North Lexington Avenue
                                  White Plains, NY  10601
                                  Attention: Mike Borgia, Senior Vice President

                  Telephone:      (914) 933-2333
                  Facsimile:      (914) 993-3201


                  Attention:      Rich Goodman, Mutual Fund Accounting
                  Telephone:      (914) 993-2310
                  Facsimile:      (914) 993-2600


            With a copy to:       Sanford C. Bernstein Fund, Inc.
                                  c/o Sanford C. Bernstein & Co., Inc.
                                  767 Fifth Avenue
                                  New York, New York 10153-0185

                  Telephone:      (212) 756-4164
                  Facsimile:      (212)756-4168
                  Attention:      Jean Margo Reid

                  4. Miscellaneous. Capitalized terms used herein but not defined herein shall have the meaning assigned thereto in the Agreement. Except as herein provided, the Agreement shall remain unchanged and in full force and effect.


                  IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to be duly executed and delivered as of the day and year first above written.


                                  SANFORD C. BERNSTEIN FUND, INC., on
                                  behalf of the International Value Portfolio


                                  By
                                      -----------------------------------
                                      Name:         Jean Margo Reid
                                      Title:        Secretary

                                  STATE STREET BANK AND TRUST COMPANY


                                  By
                                      -----------------------------------
                                      Name:
                                      Title:


                                       2

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                                                                       EXHIBIT A

                                 Schedule 7.3-C

                          APPROVED REPO COUNTERPARTIES


ABN-AMRO Inc
Bear Stearns Securities Corp.
Chase Securities Inc.
CIBC Oppenheimer Corporation
Citibank, NA
Deutsche Bank Securities Inc.
Donaldson Lufkin & Jenrette Securities Corp.
First Chicago Capital Markets Inc.
Greenwich Capital Markets Inc.
Goldman, Sachs & Co.
J.P. Morgan Securities Inc.
Lehman Brothers Inc.
Lehman Commercial Paper Inc.
Merrill Lynch Govt. Securities Inc.
Merrill Lynch Pierce Fenner & Smith Inc.
Morgan Stanley & Co.
NationsBanc Montgomery Securities LLC
Paine Webber Inc.
Prudential Securities Inc.
Salomon Brothers Inc.


Restricted Repo Counterparties:

Credit Suisse First Boston Corporation
Dresdner Kleinwort Benson
SG Cowen Securities Corporation
Societe Generale
Warburg Dillon Reed LLC